Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 16, 2006)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 31, 2005 of $2,100,000 or $.33 per share diluted, compared to net income of $4,082,000 or $.63 per share, in 2004.  The fourth quarter 2005 net loss was ($68,600), or ($.01) per share diluted, compared to net income of $980,100, or $.15 per share diluted, for the same period last year.  Revenues for the year were $26,593,000, down from $27,201,900 in 2004.

“2005 was a year where we continued to improve our franchising business and build the leasing sales and operations infrastructure to support future growth.  Our fourth quarter results were negatively impacted by two items: an impairment charge related to Winmark’s investment in eFrame, LLC of $937,610, or $0.08 per share and a stock option compensation charge of approximately $420,000 or $0.04 per share.” stated John Morgan, Chairman and Chief Executive Officer.  “2006 will be the first full year that both our franchise and leasing businesses will be firmly in place.”

Winmark Corporation provides financial services and develops franchises for retail stores that buy, sell, trade and consign used and new merchandise.  At December 31, 2005, the Company had 804 stores in operation and an additional 40 franchises awarded but not open.  Of the stores in operation, there were 397 Play It Again Sports®, 206 Once Upon A Child®, 159 Plato’s Closet® and 42 Music Go Round® stores.  In addition, at December 31, 2005, the Company had an equipment leasing portfolio equal to $7.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to growing our leasing and franchising businesses.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 31, 2005	December 25, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$2,947,700	$5,983,500
Marketable securities	—	1,390,800
Receivables, less allowance for doubtful accounts of $188,700 and $202,000	1,836,300	2,019,800
Income tax receivable	620,500	350,300
Inventories	67,000	419,600
Prepaid expenses and other	804,000	304,500
Deferred income taxes	776,800	492,600
Total current assets	7,052,300	10,961,100

Net investment in leasing operations	6,970,600	1,679,700
Long-term investments	11,000,000	10,932,600
Long-term notes receivables, net	94,300	54,400
Property and equipment, net	448,600	293,600
Other assets, net	607,500	654,600
Deferred income taxes	375,400	196,400
	$26,548,700	$24,772,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,156,400	$1,063,800
Accrued liabilities	1,435,900	1,299,300
Current discounted lease rentals	147,600	—
Rents received in advance	167,600	17,300
Current deferred revenue	829,100	594,500
Total current liabilities	3,736,600	2,974,900
Long-term discounted lease rentals	185,600	—
Long-term deferred revenue	339,600	239,200
Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 6,049,037 and 5,964,547 shares issued and outstanding	3,840,500	5,186,300
Other comprehensive income	—	25,600
Retained earnings	18,446,400	16,346,400

Total shareholders’ equity	22,286,900	21,558,300
	$26,548,700	$24,772,400

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 31, 2005	December 25, 2004	December 31, 2005	December 25, 2004
REVENUE:
Royalties	$4,921,600	$4,169,600	$17,875,000	$16,889,300
Merchandise sales	1,260,900	1,819,500	6,654,600	8,733,600
Franchise fees	307,500	290,100	1,052,500	983,700
Leasing income	157,100	49,700	430,300	65,300
Other	148,300	112,900	580,600	530,000
Total revenue	6,795,400	6,441,800	26,593,000	27,201,900

COST OF MERCHANDISE SOLD	1,040,600	1,503,900	5,505,800	7,228,400
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,915,000	3,345,900	16,593,100	13,348,800
Income from operations	839,800	1,592,000	4,494,100	6,624,700

LOSS FROM EQUITY INVESTMENTS	(980,100)	(71,700)	(1,168,900)	(194,800)
GAIN ON SALE OF MARKETABLE SECURITIES	9,600	—	27,000	173,800
INTEREST AND OTHER INCOME	79,000	113,200	303,100	266,800
Income (loss) before income taxes	(51,700)	1,633,500	3,655,300	6,870,500

PROVISION FOR INCOME TAXES	16,900	653,400	1,555,300	2,788,500
NET INCOME (LOSS)	$(68,600)	$980,100	$2,100,000	$4,082,000
EARNINGS (LOSS) PER SHARE—BASIC	$(.01)	$.16	$.35	$.70
WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	5,998,787	5,964,547	6,018,197	5,872,084
EARNINGS (LOSS) PER SHARE—DILUTED	$(.01)	$.15	$.33	$.63
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	6,335,904	6,614,275	6,358,167	6,499,935